EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 24, 2025

To the Participants and Employee Benefits Committee
Franklin Electric Co., Inc. Retirement Program

We consent to the incorporation by reference in Registration Statement No. 333-222245 of Franklin Electric Co., Inc. on Form S-8 of our report dated June 24, 2025, appearing in this Annual Report on Form 11-K of the Franklin Electric Co., Inc. Retirement Program as of, and for the year ended, December 31, 2024.

/s/ GJC CPA’S & ADVISORS

Chicago, Illinois